SHARE EXCHANGE AGREEMENT

(the "Agreement")

THIS AGREEMENT MADE EFFECTIVE AS OF JULY 31, 2007 (the "Effective Date").

AMONG:

CYBELE RESOURCES INC., a corporation incorporated under the laws of British Columbia having a place of business at Suite 1250 - 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

("Cybele)

AND:

CALIBRE MINING CORP., a company incorporated under the laws of British Columbia having a place of business at Suite 1250 - 999 West Hastings Street, Vancouver, British Columbia, V6C 2W2

("Calibre")

AND:

THE PARTIES LISTED AS CYBELE SECURITYHOLDERS ON SCHEDULE "A" OF THIS AGREEMENT

(individually a "Securityholder" and collectively the "Securityholders")

WHEREAS:

A. the authorized share capital of Cybele consists of an unlimited number of common shares without par value of which 2,210,000 common shares (the "Cybele Shares") are issued and outstanding to the Securityholders as the registered and beneficial owners in the amounts as set out on Schedule "A" to this Agreement; and

B. the Securityholders have agreed to sell the Cybele Shares to Calibre and Calibre has agreed to purchase the Cybele Shares from the Securityholders on the terms and conditions set forth in this Agreement (the "Share Exchange").

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree with each with the other as follows:

1. Purchase and Sale

1.1 On the Closing Date (as determined by the parties), subject to the terms and conditions of this Agreement, each Securityholder agrees to sell, on his, her or its own behalf and not on behalf of any of the other Securityholders, his, her or its Cybele Shares to Calibre, and Calibre agrees with the Securityholders to purchase all of his, her or its Cybele Shares for the aggregate sum of $175,032 (the "Purchase Price").

1.2 The Purchase Price shall be paid by Calibre to the Securityholders on the Closing Date by the issuance in the aggregate of a total of 442,000 common shares without par value in the capital of Calibre (the "Calibre Shares") at a deemed price of $0.396 per Calibre Share. The Cybele Shares and Calibre Shares to be exchanged by and with each Securityholder is set out on Schedule "A" attached hereto.

1.3 Upon their issuance, the Calibre Shares will be validly issued and outstanding fully paid and non-assessable common shares of Calibre registered as directed by the Securityholders, free and clear of all trade restrictions (except as provided by the regulatory authorities and will include a four month hold period from the closing of the transaction) and, except as may be created by the Securityholders, liens, charges or encumbrances of any kind whatsoever.

2. **Representations and Warranties of the Securityholders**

2.1 The Securityholders hereby represent and warrant to Calibre, with the intent that the Calibre shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) The Cybele Shares have been validly allotted and issued by the issuing body corporate and are fully-paid and non-assessable;

(b) The Cybele Shares are the property of the Securityholders and the Securityholders have the complete and exclusive right and authority to sell, transfer, assign and deliver the Shares to Calibre; and

(c) the Securityholders have good and marketable title to the Cybele Shares, free and clear of any mortgage, pledge, deed of trust, lien, conditional sale agreement, encumbrance, security interest, charge or adverse claim whatsoever.

3. **Representations and Warranties of Calibre**

3.1 Calibre hereby represents and warrants to the Securityholders, with the intent that the Securityholders shall rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a) Calibre is a company duly incorporated under the laws of the Province of British Columbia and is validly subsisting and in good standing under such laws;

(b) the transactions contemplated by this Agreement have been duly and validly authorized by all requisite corporate proceedings of Calibre; and

(c) Calibre has the power, authority and capacity to enter into this Agreement and to carry out the transactions contemplated hereby and this Agreement constitutes a legal, valid and binding obligation of Calibre.

4. **Closing**

4.1 At the Time of Closing on the Closing Date, Cybele and the Securityholders shall deliver to Calibre the following:

(a) the sale and transfer of the Cybele Shares from the Securityholders to Calibre as provided for in this Agreement;

(b) the cancellation of the share certificates (the "Old Share Certificates") representing the Cybele Shares as held by the Securityholders;

(c) the issuance of a new share certificate (the "New Share Certificate") representing the Cybele Shares registered in the name of Calibre;

(d) the Old Share Certificates;

(e) the New Share Certificate;

4.2 At the Time of Closing on the Closing Date, Calibre shall deliver to the Securityholders the share certificates representing the Calibre Shares in the names of the Securityholder.

5. **General**

5.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

5.2 The Schedule to this Agreement and the recitals to this Agreement constitute a part of this Agreement. The headings in this Agreement are for reference only and do not constitute terms of the Agreement. Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

5.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

5.4 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

5.5 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

5.6 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

5.7 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of British Columbia.

5.8 This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

THE CORPORATE SEAL of **CYBELE RESOURCES INC.** was hereunto affixed in the presence of: Authorized Signatory	))))))	c/s
THE CORPORATE SEAL of **CALIBRE MINING CORP.** was hereunto affixed in the presence of: Authorized Signatory	)))))	c/s

MEG HENLEY	**DICK HENLEY**
ANDREW ALLIBONE	**HUGH SKEY**
ROB SMILLIE	**DAVID TOYODA**

5.8 This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

THE CORPORATE SEAL of **CYBELE RESOURCES INC.** was hereunto affixed in the presence of:) c/s

Authorized Signatory

THE CORPORATE SEAL of **CALIBRE MINING CORP.** was hereunto affixed in the presence of:) c/s

Authorized Signatory

MEG HENLEY | **DICK HENLEY**

ANDREW ALLIBONE | **HUGH SKEY**

ROB SMILLIE | **DAVID TOYODA**

5.8 This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

THE CORPORATE SEAL of **CYBELE RESOURCES INC.** was hereunto affixed in the presence of:) c/s

Authorized Signatory

THE CORPORATE SEAL of **CALIBRE MINING CORP.** was hereunto affixed in the presence of:) c/s

Authorized Signatory

MEG HENLEY

DICK HENLEY

ANDREW ALLIBONE

HUGH SKEY

ROB SMILLIE

DAVID TOYODA

5.8 This Agreement may be signed by fax and in counterpart, and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.

THE CORPORATE SEAL of **CYBELE RESOURCES INC.** was hereunto affixed in the presence of: Authorized Signatory	))))))	c/s
THE CORPORATE SEAL of **CALIBRE MINING CORP.** was hereunto affixed in the presence of: Authorized Signatory	)))))	c/s

MEG HENLEY	**DICK HENLEY**
ANDREW ALLIBONE	**HUGH SKEY**
ROB SMILLIE	**DAVID TOYODA**

SCHEDULE "A"

List of SecurityHolders

Name of Securityholder	Number of Cybele Shares	Number of Calibre Shares
Meg Henley	200,000	40,000
Dick Henley	400,000	80,000
Rob Smillie	550,000	110,000
Andrew Allibone	550,000	110,000
Hugh Skey	500,000	100,000
David Toyoda	10,000	2,000
TOTAL:	**2,210,000**	**442,000**